Exhibit 99.1

Replimune Announces Proposed Public Offering

Boston, MA — November 12, 2019 — Replimune Group, Inc. (Nasdaq: REPL), a biotechnology company developing oncolytic immuno-gene therapies derived from its Immulytic™ platform, today announced a proposed public offering of up to 5,000,000 shares of its common stock. All shares in the offering will be offered by Replimune. In addition, Replimune intends to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock from Replimune on the same terms and conditions.

J.P. Morgan Securities LLC, SVB Leerink LLC, and BMO Capital Markets Corp. are acting as book-running managers for the proposed offering. The offering is subject to market and other customary closing conditions, and Replimune cannot assure you as to whether or when the offering may be completed.

This proposed offering will be made only by means of a preliminary prospectus supplement and the accompanying prospectus. A copy of the preliminary prospectus supplement relating to this offering will be filed with the Securities and Exchange Commission (the “SEC”) and may be obtained, when available, by visiting EDGAR on the SEC website at www.sec.gov or from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by e-mail at prospectus-eq_fi@jpmorgan.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by e-mail at syndicate@svbleerink.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, 25th Floor, New York, NY 10036, by telephone at (800) 414-3627 or by e-mail at bmoprospectus@bmo.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

The shares of common stock described above are being offered by Replimune pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Replimune with the SEC on August 8, 2019 and declared effective by the SEC on August 15, 2019.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 to develop the next generation of oncolytic immune-gene therapies for the treatment of cancer. Replimune is developing novel, proprietary therapeutics intended to improve the direct cancer-killing effects of selective virus replication and the potency of the immune response to the tumor antigens released. Replimune’s Immulytic™ platform is designed to maximize systemic immune activation, in particular to tumor neoantigens, through robust viral-mediated immunogenic tumor cell killing and the delivery of optimal combinations of immune-activating proteins to the tumor and draining lymph nodes.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing and size of our proposed public offering and our expectations with respect to granting the underwriters a 30-day option to purchase additional shares of our common stock, our advancement of our clinical trials, our goals to develop and commercialize our product candidates, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of establishing, equipping, and operating our planned in-house manufacturing facility, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission, and in the preliminary prospectus supplement once filed with the SEC and the accompanying prospectus. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries

Chris Brinzey

Westwicke, an ICR Company

339.970.2843

chris.brinzey@westwicke.com